Exhibit 10.3

AMENDED AND RESTATED

VOTING AGREEMENT

TABLE OF CONTENTS

Page

1............................................Voting Provisions Regarding Board of Directors2

1.1Board Composition2

1.2Removal of Investor Director2

1.3Termination and Transfers2

2.Vote to Increase Authorized Common Stock and Amend Articles of Incorporation3

3......................................................................................................................................................Remedies3

3.1Irrevocable Proxy and Power of Attorney-Shareholder3

3.2Irrevocable Proxy and Power of Attorney-Investor3

3.3Specific Enforcement4

3.4Remedies Cumulative4

4..........................................................................................................................................Miscellaneous4

4.1Transfers4

4.2Successors and Assigns4

4.3Governing Law; Submission to Jurisdiction; Waiver of Jury Trial4

4.4Counterparts5

4.5Titles and Subtitles5

4.6Notices5

4.7Consent Required to Amend, Terminate or Waive5

4.8Delays or Omissions6

4.9Severability6

4.10Entire Agreement6

4.11Share Certificate Legend6

4.12Stock Splits, Stock Dividends, etc6

4.13Manner of Voting7

4.14Further Assurances7

4.15Costs of Enforcement7

4.16Aggregation of Stock7

4.17Spousal Consent7

4.18No Agreement as Director or Officer7

Schedule A - Shareholders

Exhibit A - Adoption Agreement

Exhibit B - Consent of Spouse

VOTING AGREEMENT

THIS AMENDED AND RESTATED VOTING AGREEMENT (this “Agreement”), dated as of November 21, 2018, is made and entered into by and among Peak Resorts, Inc., a Missouri corporation (the “Company”), CAP 1 LLC, a Delaware limited liability company (the “Investor”), and those certain Shareholders of the Company listed on Schedule A (together with any subsequent Shareholders, or any transferees, who become parties hereto pursuant to Section 4.1 below, each a “Shareholder” and collectively, the “Shareholders”).

RECITALS

A.Effective as of August 22, 2016, the Company and the Investor entered into a Securities Purchase Agreement (the “Purchase Agreement”) providing for, inter alia, the issuance and sale to the Investor of (i) 20,000 shares of Series A Cumulative Convertible Preferred Stock, par value $0.01 per share, of the Company (the “Series A Preferred Stock”); and (ii) warrants to purchase (1) 1,538,462 shares of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”) at $6.50 per share, (2) 625,000 shares of Common Stock at $8.00 per share, and (3) (iii) 555,556 shares of Common Stock at $9.00 per share, in each case, subject to adjustments (the “Original Warrants”).

B.In connection with entry into the Purchase Agreement, the parties provided the Investor with the right, among other rights, to nominate one individual to the board of directors of the Company (the “Board”) in accordance with the terms of the Stockholders’ Agreement (as defined in the Purchase Agreement).

C.Effective as of November 21, 2018, the Company entered into the Credit Agreement by and among Snow Time Acquisition, Inc., Snow Time, Inc. and the Investor (the “Credit Agreement”), pursuant to which the Investor has agreed to provide a $50.0 million senior secured term loan (the “Term Loan”) to fund a portion of the cash consideration to be paid by the Company in connection with the acquisition of Snow Time, Inc.

D.As a condition to providing the Term Loan, the Company has agreed to issue the Additional Shares (as defined in Section 6.04 of the Purchase Agreement), as modified by the Credit Agreement, comprised of (i) an additional 20,000 shares of Series A Preferred Stock; and (ii) warrants to purchase an additional (1) 1,538,462 shares of the Company’s Common Stock at $6.50 per share, (2) 625,000 shares of Common Stock at $8.00 per share, and (3) (iii) 555,556 shares of Common Stock at $9.00 per share, in each case, subject to adjustments (the “Option Warrants”).

E.The terms of the Credit Agreement provide that as consideration for the Term Loan and in lieu of fees, upon funding, the Company has agreed to issue to the Investor the Closing Date Warrant (as defined in the Credit Agreement) to purchase 1,750,000 shares of the Company’s Common Stock at $10.00 per share.

F. The terms of the Credit Agreement further provide that upon exercise of the extension right provided in Section 2.08 of the Credit Agreement, the Company has agreed to issue to the Investor the Additional Warrant (as defined in the Credit Agreement) to purchase 666,667 shares of the Company’s Common Stock at $7.50 per share.

G.The parties desire to enter into this Agreement to set forth their agreements and understandings with respect to how shares of the Company’s capital stock held by the Shareholders will be voted.

NOW, THEREFORE, the parties agree as follows:

Voting Provisions Regarding Board of Directors

.

Board Composition

.  Each Shareholder agrees, for so long as the 20.0% Beneficial Ownership Requirement (as defined in the Amended and Restated Stockholders’ Agreement) is satisfied, to vote, or cause to be voted, all Shares (as defined below) owned by such Shareholder, or over which (and only to the extent that) such Shareholder has voting control, from time to time and at all times, at each annual or special meeting of shareholders of the Company at which an election of directors is held or pursuant to any written consent of the shareholders, in favor of the election of the Investor Nominee (as defined in the Amended and Restated Stockholders’ Agreement) to the Board.  For purposes of this Agreement, the term “Shares” shall mean and include any securities of the Company the holders of which are entitled to vote, including without limitation, all shares of Common Stock now owned or subsequently acquired by a Shareholder or Investor, as applicable, however acquired, whether through stock splits, stock dividends, reclassifications, recapitalizations, similar events or otherwise.

For purposes of this Agreement, an individual, firm, corporation, partnership, association, limited liability company, trust or any other entity (collectively, a “Person”) shall be deemed an “Affiliate” of another Person who, directly or indirectly, controls, is controlled by or is under common control with such Person, including, without limitation, any general partner, managing member, officer or director of such Person.

Removal of Investor Director

.  Each Shareholder also agrees, for so long as the 20.0% Beneficial Ownership Requirement is satisfied, to vote, or cause to be voted, all Shares owned by such Shareholder, or over which (and only to the extent that) such Shareholder has voting control, from time to time and at all times, at any annual or special meeting of the shareholders of the Company or pursuant to any written consent of the shareholders as follows:

(a) Against the removal from office of any Investor Director (as defined in the Amended and Restated Stockholders’ Agreement) unless such removal is directed or approved in writing by the Investor, the 20.0% Beneficial Ownership Requirement is no longer satisfied or the Investor Director no longer satisfies the qualification standards set forth in Section 2.03(a) of the Amended and Restated Stockholders’ Agreement; and

(b) upon the request of the Investor to remove an Investor Director, in favor of such director’s removal.

All Shareholders and the Investor agree to execute any written consents required to perform the obligations of this Agreement.

Termination and Transfers

.  The Shareholders obligations under this Section 1 shall terminate upon the Investor ceasing to have the right to nominate a director in accordance with the Amended and Restated Stockholders’ Agreement.  Notwithstanding the foregoing, no transferee (other than a transferee who is an Affiliate of the Investor) of all or any portion of the Series A Preferred Shares or the Warrants (as defined in the Amended and Restated Stockholders’ Agreement) shall have the right to exercise any of the rights of the Investor set forth in Section 1; any transferee who is an Affiliate of the Investor shall have the right to exercise the rights of the Investor set forth in Section 1, provided that such transferee executes and delivers to the Shareholders and the Company an Adoption Agreement and agrees to be bound by the terms and conditions of this Agreement.  Any subsequent Transfers (as defined in the Amended and Restated Stockholders’ Agreement) of the Series A Preferred Shares or the Warrants (as defined in the Amended and Restated Stockholders’ Agreement) shall be subject to this Section 1.3.

Vote to Increase Authorized Common Stock and Amend Articles of Incorporation

.  Each Shareholder and the Investor agrees to vote or cause to be voted all Shares owned by such Shareholder or Investor, or over which such Shareholder or Investor has voting control, from time to time and at all times, in favor of (i) increasing the number of authorized shares of Common Stock from time to time to ensure that there will be sufficient shares of Common Stock available for conversion of all of the shares of Series A Preferred Stock or for exercise of the Warrants (as defined in the Amended and Restated Stockholders’ Agreement), as may be outstanding at any given time; and (ii) approving any necessary conforming changes to the Articles of Incorporation as are reasonably necessary to avoid any conflict between the terms of the Certificate of Designation of the Series A Preferred Stock (the “Certificate of Designation”), the Credit Agreement, and the other Transaction Documents (as defined in the Purchase Agreement, in each case as amended or restated) with the Articles of Incorporation.

Remedies

.

Irrevocable Proxy and Power of Attorney-Shareholder

.  Each Shareholder hereby constitutes and appoints as its irrevocable proxy and hereby grants a power of attorney to the Investor and a designee of the Investor, and each of them, with full power of substitution, with respect to the matters set forth herein, including, without limitation, election of any Investor Nominee and voting to increase authorized shares pursuant to Section 2 hereof, and hereby authorizes each of them to represent and vote, if and only if such shareholder (i) fails to vote, or (ii) attempts to vote (whether by proxy, in person or by written consent), in a manner which is inconsistent with the terms of this Agreement, all of such party’s Shares in favor of the election of any Investor Nominee in accordance with the terms and provisions of this Agreement or the increase of authorized shares pursuant to and in accordance with the terms and provisions of Section 2 of this Agreement or to take any action reasonably necessary to effect this Agreement.  Each of the proxy and power of attorney granted pursuant to the immediately preceding sentence is given in consideration of the agreements and covenants of the Company and the parties in connection with the transactions contemplated by this Agreement and, as such, each is coupled with an interest and shall be irrevocable.  Each Shareholder hereby revokes any and all previous proxies or powers of attorney with respect to the Shares and shall not hereafter, purport to grant any other proxy or power of attorney with respect to any of the Shares, deposit any of the Shares into a voting trust or enter into any agreement (other than this Agreement), arrangement or understanding with any person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of any of the Shares, in each case, with respect to any of the matters set forth herein.

Irrevocable Proxy and Power of Attorney-Investor

.  Investor hereby constitutes and appoints as its irrevocable proxy and hereby grants a power of attorney to the President of the Company and an executive officer of the Company, and each of them, with full power of substitution, with respect to voting to increase authorized shares pursuant to Section 2 hereof, and hereby authorizes each of them to represent and vote, if and only if such shareholder (i) fails to vote, or (ii) attempts to vote (whether by proxy, in person or by written consent), in a manner which is inconsistent with the terms of this Agreement, all of such party’s Shares in favor of an increase of authorized shares pursuant to and in accordance with the terms and provisions of Section 2 of this Agreement or to take any action reasonably necessary to effect the foregoing.  Each of the proxy and power of attorney granted pursuant to the immediately preceding sentence is given in consideration of the agreements and covenants of the Company and the parties in connection with the transactions contemplated by this Agreement and, as such, each is coupled with an interest and shall be irrevocable.  Investor hereby revokes any and all previous proxies or powers of attorney with respect to the Shares and shall not hereafter, purport to grant any other proxy or power of attorney with respect to any of the Shares, deposit any of the Shares into a voting trust or enter into any agreement (other than this Agreement), arrangement or understanding with any person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of any of the Shares, in each case, with respect to any of the matters set forth herein.

Irrevocable Proxy and Power of Attorney-Investor Warrant Shares

.  With respect to the shares of Common Stock issuable to Investor upon exercise of the Warrants (as defined in the Amended and Restated Stockholders’ Agreement) only (the “Investor Warrant Shares”), Investor hereby constitutes and appoints as its irrevocable proxy and hereby grants a power of attorney to the President of the Company and an executive officer of the Company, and each of them, with full power of substitution, with respect to voting upon (i) the election, removal and/or replacement of directors, and (ii) any other proposal submitted to the stockholders of the Company at a Stockholder Meeting (except for those related to Extraordinary Transactions, as defined below), in each case as such recommendation of the Board is set forth in the applicable definitive proxy statement filed in respect thereof, and hereby authorizes each of them to represent and vote, if and only if such shareholder (x) fails to vote, or (y) attempts to vote (whether by proxy, in person or by written consent), in a manner which is inconsistent with the terms of this Section 3.3, all of the Investor Warrant Shares in accordance with the recommendation of the Board as set forth in the applicable definitive proxy statement or to take any action reasonably necessary to effect the foregoing.  Each of the proxy and power of attorney granted with respect to the Investor Warrant Shares pursuant to the immediately preceding sentence is given in consideration of the agreements and covenants of the Company and the parties in connection with the transactions contemplated by this Agreement and the Credit Agreement and, as such, each is coupled with an interest and shall be irrevocable.  Investor hereby revokes any and all previous proxies or powers of attorney with respect to the Investor Warrant Shares, except as otherwise set forth in this Agreement, and shall not hereafter, purport to grant any other proxy or power of attorney with respect to any of the Investor Warrant Shares, deposit any of the Investor Warrant Shares into a voting trust or enter into any agreement (other than this Agreement), arrangement or understanding with any person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of any of the Investor Warrant Shares, in each case, with respect to any of the matters set forth in this Section 3.3.  The provisions of this Section 3.3 shall terminate upon the earlier to occur of (A) three years from the Closing Date (as defined in the Credit Agreement) and (B) a Change of Control (as defined in the Certificate of Designation of Series A Cumulative Convertible Preferred Stock of Peak Resorts, Inc.) by a person or group that is not a party to this Agreement (a “Third Party”).  For purposes of this Section 3.3, “Extraordinary Transaction” means (i) any equity tender offer or equity exchange offer to the shareholders of the Company which if successful results in a Change of Control (as defined above) of the Company by a Third Party; or (ii) any merger, acquisition, business combination, sale of all or substantially all of the assets of the Company.

Specific Enforcement

.  Each party acknowledges and agrees that the other parties will be irreparably damaged in the event any of the provisions of this Agreement are not performed by the parties in accordance with their specific terms or are otherwise breached.  Accordingly, it is agreed that the other parties shall be entitled to an injunction to prevent breaches of this Agreement, and to specific enforcement of this Agreement and its terms and provisions in any action instituted in any court of the United States or any state having subject matter jurisdiction.

Remedies Cumulative

.  All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

Miscellaneous

.

Transfers

.  Subject to Section 1.3:  Each transferee of any Shares (other than as a result of a transfer in accordance with Section 2.01(b)(ii) or (iii) of the Amended and Restated Stockholders’ Agreement) subject to this Agreement shall continue to be subject to the terms hereof, and, as a condition precedent to the Company’s recognizing such transfer, each such transferee shall agree in writing to be subject to each of the terms of this Agreement by executing and delivering an Adoption Agreement substantially in the form attached hereto as Exhibit A.  Upon the execution and delivery of an Adoption Agreement by any transferee, such transferee shall be deemed to be a party hereto as if such transferee were the transferor and such transferee’s signature appeared on the signature pages of this Agreement and shall be deemed to be a Shareholder or Investor, as applicable.  The Company shall not permit the transfer of the Shares subject to this Agreement on its books or issue a new certificate representing any such Shares unless and until such transferee shall have complied with the terms of this Subsection 4.1.  Each certificate instrument, or book entry representing the Shares subject to this Agreement if issued on or after the date of this Agreement shall be notated by the Company with the legend set forth in Subsection 4.11.

Successors and Assigns

.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

Governing Law; Submission to Jurisdiction; Waiver of Jury Trial

.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction).

ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF NEW YORK IN EACH CASE LOCATED IN THE CITY OF NEW YORK AND COUNTY OF MANHATTAN, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING.  SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, AS EACH MAY BE AMENDED OR RESTATED, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.  EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.3.

Counterparts

.  This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Titles and Subtitles

.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

Notices

.  All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or  personal delivery to the party to be notified,  when sent, if sent by  electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day,  five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or  one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt.  All communications shall be sent to the respective parties at their address as set forth on Schedule A hereto or below its name on its signature page hereto, or to such email address, facsimile number or address as subsequently modified by written notice given in accordance with this Subsection 4.6.  If notice is given to the Investor, a copy shall also be given to Norton Rose Fulbright US LLP, facsimile: 212-541-5369, e-mail: frank.vellucci@nortonrosefulbright.com, attention: Frank S. Vellucci.

Consent Required to Amend, Terminate or Waive

.  This Agreement may be amended or terminated and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument executed by  the Shareholder(s) to be bound by any such amendment, termination or waiver; and  the Investor.  Notwithstanding the foregoing, any provision hereof may be waived by the waiving party on such party’s own behalf, without the consent of any other party.

Any amendment, termination, or waiver effected in accordance with this Subsection 4.7 shall be binding on each party and all of such party’s successors and permitted assigns, whether or not any such party, successor or assignee entered into or approved such amendment, termination or waiver.  For purposes of this Subsection 4.7, the requirement of a written instrument may be satisfied in the form of an action by written consent of the Shareholders circulated by the Company and executed by the Shareholder parties specified, whether or not such action by written consent makes explicit reference to the terms of this Agreement.

Delays or Omissions

.  No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default previously or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

Severability

.  The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

Entire Agreement

.  This Agreement (including the Exhibits hereto), the Certificate of Designation, the Credit Agreement, and the other Transaction Documents (as defined in the Purchase Agreement, in each case as amended or restated) constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

Share Certificate Legend

.  Each certificate, instrument, or book entry representing any Shares issued after the date hereof shall be notated by the Company with a legend reading substantially as follows:

“The Shares Represented hereby are subject to a Voting Agreement, AS MAY BE AMENDED FROM TIME TO TIME, (a copy of which may be obtained upon written request from the Company), and by accepting any interest in such Shares the person accepting such interest shall be deemed to agree to and shall become bound by all the provisions of that Voting Agreement, including certain restrictions on transfer and ownership set forth therein.”

The Company, by its execution of this Agreement, agrees that it will cause the certificates instruments, or book entry evidencing the Shares issued after the date hereof to be notated with the legend required by this Subsection 4.11 of this Agreement, and it shall supply, free of charge, a copy of this Agreement to any holder of such Shares upon written request from such holder to the Company at its principal office.  The parties to this Agreement do hereby agree that the failure to cause the certificates, instruments, or book entry evidencing the Shares to be notated with the legend required by this Subsection 4.11 herein and/or the failure of the Company to supply, free of charge, a copy of this Agreement as provided hereunder shall not affect the validity or enforcement of this Agreement.

Stock Splits, Stock Dividends, etc

.  In the event of any issuance of Shares of the Company’s voting securities hereafter to any of the Shareholders (including, without limitation, in connection with any stock split, stock dividend, recapitalization, reorganization, or the like), such Shares shall become subject to this Agreement and shall be notated with the legend set forth in Subsection 4.11.

Manner of Voting

.  The voting of Shares pursuant to this Agreement may be effected in person, by proxy, by written consent or in any other manner permitted by applicable law.  For the avoidance of doubt, voting of the Shares pursuant to the Agreement need not make explicit reference to the terms of this Agreement.

Further Assurances

.  At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

Costs of Enforcement

.  If any party to this Agreement seeks to enforce its rights under this Agreement by legal proceedings, the non-prevailing party shall pay all costs and expenses incurred by the prevailing party, including, without limitation, all reasonable attorneys’ fees.

Aggregation of Stock

.  All Shares held or acquired by a Shareholder, the Investor and/or its Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement, and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.

Spousal Consent

.  If any individual Shareholder is married on the date of this Agreement, such Shareholder’s spouse shall execute and deliver to the Company a consent of spouse in the form of Exhibit B hereto (“Consent of Spouse”), effective on the date hereof.  Notwithstanding the execution and delivery thereof, such consent shall not be deemed to confer or convey to the spouse any rights in such Shareholder’s Shares that do not otherwise exist by operation of law or the agreement of the parties.  If any individual Shareholder should marry or remarry subsequent to the date of this Agreement, such Shareholder shall within thirty (30) days thereafter obtain his/her new spouse’s acknowledgement of and consent to the existence and binding effect of all restrictions contained in this Agreement by causing such spouse to execute and deliver a Consent of Spouse acknowledging the restrictions and obligations contained in this Agreement and agreeing and consenting to the same.

No Agreement as Director or Officer

.  Each Shareholder is entering into this Agreement as a shareholder of the Company and makes no agreement or understanding in this Agreement in such Shareholder’s capacity as a director or officer of the Company or any of its Subsidiaries, and nothing in this Agreement:  will limit or affect any actions or omissions taken by any Shareholder as such a director or officer, and no such actions or omissions shall be deemed a breach of this Agreement or  will be construed to prohibit, limit or restrict any Shareholder from exercising his or her fiduciary duties as an officer or director to the Company or its shareholders.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first written above.

SHAREHOLDERS:

Signature: /s/ Timothy D. Boyd
Name: Timothy D. Boyd

Signature: /s/ Stephen J. Mueller
Name: Stephen J. Mueller

Signature: /s/ Richard K. Deutsch
Name: Richard K. Deutsch

INVESTOR:

CAP 1 LLC:

By:/s/ David Sackler
Name: David Sackler
Title: President
Address: 655 Madison Avenue, 19th Floor New York, NY 10065

PEAK RESORTS, INC.:

By: /s/ Christopher J. Bub
Name: Christopher J. Bub
Title: Vice President and Chief Financial Officer
Address: 17409 Hidden Valley Drive Wildwood, MO 63025

SCHEDULE A SHAREHOLDERS

Shareholder Name and Address	Number of Shares

Richard Deutsch	483,400
PO Box 20 Valley View Rd.
West Dover, VT 05356

Melissa K. Boyd, Trustee of the Timothy D. Boyd 2011 Family Trust u/t/a dated January 28, 2011	221,900
17406 Hidden Valley Drive
Wildwood, MO 63025

Melissa K. Boyd, Trustee of the Melissa K. Boyd Revocable Trust u/t/a August 27, 1996	302,400
17406 Hidden Valley Drive
Wildwood, MO 63025

Timothy D. Boyd, Trustee of the Timothy D. Boyd Revocable Trust u/t/a dated August 27, 1996	750,000
17406 Hidden Valley Drive
Wildwood, MO 63025

Stephen J. Mueller and Beth R. Mueller, Trustees of the Stephen J. Mueller Revocable Living Trust u/t/a dated October 5, 2012, as amended	489,100
16640 Bartizan Drive
Wildwood, MO 63038

CAP 1 LLC and Affiliates	2,026,500 shares of Common Stock;
655 Madison Avenue
New York, NY 10065	40,000 shares of Series A Preferred Stock;

Warrant Certificate No. 1dated as of November 2, 2016 exercisable for 1,538,462 shares of Common Stock at an exercise price of $6.50 per share;

Warrant Certificate No. 2 dated as of November 2, 2016 exercisable for 625,000 shares of Common Stock at an exercise price of $8.00 per share;

Schedule A- 1

Cap 1 LLC and Affiliates (cont.)	Warrant Certificate No. 3 dated as of November 2, 2016 exercisable for 555,556 shares of Common Stock at an exercise price of $9.00 per share;

Warrant Certificate No. 4 dated as of November 21, 2018 exercisable for 1,538,462 shares of Common Stock at an exercise price of $6.50 per share;

Warrant Certificate No. 5 dated as of November 21, 2018 exercisable for 625,000 shares of Common Stock at an exercise price of $8.00 per share;

Warrant Certificate No. 6 dated as of November 21, 2018 exercisable for 555,556 shares of Common Stock at an exercise price of $9.00 per share;

Warrant Certificate No. 7 dated as of November 21, 2018 exercisable for 1,750,000 shares of Common Stock at an exercise price of $10.00 per share.

Additional Warrant, as defined in the Credit Agreement, exercisable for 666,667 shares of Common Stock at an exercise price of $7.50 per share, as may be issued pursuant to Section 2.08 of the Credit Agreement.

2

EXHIBIT A ADOPTION AGREEMENT

This Adoption Agreement (“Adoption Agreement”) is executed on ___________________, 20__, by the undersigned (the “Holder”) pursuant to the terms of that certain Voting Agreement dated as of [_____ __, 20___] (the “Agreement”), by and among the Company, certain of its Shareholders and CAP 1 LLC, as such Agreement may be amended or amended and restated hereafter.  Capitalized terms used but not defined in this Adoption Agreement shall have the respective meanings ascribed to such terms in the Agreement.  By the execution of this Adoption Agreement, the Holder agrees as follows.

1.1Acknowledgement.  Holder acknowledges that Holder is acquiring certain shares of the capital stock of the Company (the “Stock”).

1.2Agreement.  Holder hereby (a) agrees that the Stock, and any other shares of capital stock or securities required by the Agreement to be bound thereby, shall be bound by and subject to the terms of the Agreement and (b) adopts the Agreement with the same force and effect as if Holder were originally a party thereto.

1.3Notice.  Any notice required or permitted by the Agreement shall be given to Holder at the address or facsimile number listed below Holder’s signature hereto.

HOLDER:	ACCEPTED AND AGREED:

By:	PEAK RESORTS, INC.
Name and Title of Signatory
Address:	By:
Title:
Facsimile Number:

A - 1

EXHIBIT B CONSENT OF SPOUSE

I, [_____________], spouse of [_______________], acknowledge that I have read the Voting Agreement, dated as of [_______ __, 20___], to which this Consent is attached as Exhibit B (the “Agreement”), and that I know the contents of the Agreement.  I am aware that the Agreement contains provisions regarding the voting and transfer of shares of capital stock of the Company (as defined in the Agreement) that my spouse may own, including any interest I might have therein.

I hereby agree that my interest, if any, in any shares of capital stock of the Company subject to the Agreement shall be irrevocably bound by the Agreement and further understand and agree that any community property interest I may have in such shares of capital stock of the Company shall be similarly bound by the Agreement.

I am aware that the legal, financial and related matters contained in the Agreement are complex and that I am free to seek independent professional guidance or counsel with respect to this Consent.  I have either sought such guidance or counsel or determined after reviewing the Agreement carefully that I will waive such right.

Dated:
Name of Key Holder’s Spouse

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